EXHIBIT 770


     Rule 10f-3, under the Investment Company Act of 1940 provides a limited exemption from section 10(f) of the Act, provided that all transactions effected pursuant to the rule are reported on form N-SAR. For the period ending October 31, 1999, American Century Mutual Funds, Inc. effected eighteen (18) transactions pursuant to the rule. The attached exhibit sets forth the following information required by Sub-Item 770 of form N-SAR:

(i)      from whom the securities were acquired - See Attachment A

(ii)     the terms of the transaction - See Attachment A


     (iii) the information or materials upon which the determination described in paragraph (b)(10)(iii), formerly paragraph (h)(3), of Rule 10f-3 was made - The funds' adviser provides quarterly reports to the funds' Board of Directors which include: the information in Attachment A and a representation by management that it performed procedures to determine compliance with the rule, and that any additional supporting documentation the Board may require will be made available upon its request.

     Fund Issuer Ticker Principal AmountAmount Purchased (Trade Date Price Underwriter Underwriting Spread Growth Goldman Sachs GS $3,657,000,000 $26,812,700.00 05/03/1999 $53.0000 GSCO 4.245% USD $2.250 Tax Managed Value
Goldman Sachs GS $3,657,000,000  $36,938,000.00  05/03/1999 $53.0000 GSCO 4.245%
USD $2.250 New Opportunities Media Metrix Inc. MMXI $58,650,000 $17,000.00 05/07/1999 $17.0000 TWPT 7.000% USD $1.190 (split order) $425,000.00 DLJ Vista
DLJ Direct DIR  $368,000,000  $1,000,000.00  05/25/1999  $20.0000 DLJ 6.750% USD
$1.350 Giftrust Concord E F S Inc CEFT $1,174,129,781  $8,707,500.00  06/17/1999
$32.2500 SBSH 4.000% USD $1.290 New Opportunities Concord E F S Inc CEFT $1,174,129,781 $2,444,550.00 06/17/1999 $32.2500 SBSH 4.000% USD $1.290 Heritage
Concord E F S Inc CEFT  $1,174,129,781  $4,537,575.00  06/17/1999  $32.2500 SBSH
4.000% USD $1.290 New  Opportunities  Viant Corp VIAN $  55,200,000  $800,000.00
06/17/1999 $16.0000 GSCO 7.000% USD $1.120 Heritage TD Waterhouse TWE $1,134,000,000 $3,444,000.00 06/23/1999 $24.0000 FBCO 4.750% USD $1.140 Giftrust
Juniper Networks JNPR $187,680,000  $999,600.00  06/24/1999 $34.0000 GSCO 7.000%
USD $2.380 Vista  Juniper  Networks  JNPR  $187,680,000  $969,000.00  06/24/1999
$34.0000  GSCO  7.000%  USD  $2.380  Heritage  Genetech  Inc DNA  $2,134,000,000
$1,309,500.00  07/20/1999 $97.0000 JPMS 2.500% USD $2.425 New Opportunities Wink
Communications WINK $87,400,000  $480,000.00  08/19/1999 $16.0000 DLJ 7.000% USD
$1.120 Vista Grupo Iusacell CELY $150,937,500  $2,362,500.00 08/05/1999 $10.5000
JPMS 3.700% USD $0.390 Vista Foundry Networks Inc FDRY $143,750,000  $952,500.00
09/28/1999 $25.0000 DBKS 7.000% USD $1.750 Giftrust Foundry Networks Inc FDRY $143,750,000 $1,017,500.00 09/28/1999 $25.0000 DBKS 7.000% USD $1.750 Heritage
Foundry  Networks Inc FDRY  $143,750,000  $885,000.00  09/28/1999  $25.0000 DBKS
7.000% USD $1.750 New Opportunities Jupiter Communications JPTR $ 75,468,750 $840,000.00 10/08/1999 $21.0000 DLJ 7.000% USD $1.470